                                                                   EXHIBIT 10.22

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                             CONTRIBUTION AGREEMENT

                                       BY
                                       AND
                                      AMONG


                            EDWARDS LIFESCIENCES LLC,

                              EDWARDS NOVACOR LLC,

                             WORLD HEART CORPORATION

                                       AND

                           VALENTINE ACQUISITION CORP.


                            DATED AS OF MAY 24, 2000





================================================================================

                                TABLE OF CONTENTS

                                                                                                     PAGE
ARTICLE I             CONTRIBUTION....................................................................3
                      SECTION  1.1  CONTRIBUTION......................................................3
                      SECTION  1.2  ISSUANCE OF CAPITAL STOCK.........................................3
                      SECTION  1.3  STOCK OPTIONS.....................................................3

ARTICLE II            THE CLOSING.....................................................................4
                      SECTION  2.1  CLOSING DATE......................................................4
                      SECTION  2.2  TRANSACTIONS TO BE EFFECTED AT THE CLOSING........................4

ARTICLE III           REPRESENTATIONS AND WARRANTIES..................................................4
                      SECTION  3.1  REPRESENTATIONS AND WARRANTIES OF EDWARDS
                               AND NOVACOR LLC........................................................4
                      SECTION  3.2  REPRESENTATIONS AND WARRANTIES OF WORLD HEART....................16
                      SECTION  3.3  REPRESENTATIONS AND WARRANTIES OF NEWCO..........................18

ARTICLE IV            COVENANTS......................................................................19
                      SECTION  4.1  CONDUCT OF BUSINESS BY EDWARDS...................................19
                      SECTION  4.2  CONDUCT OF BUSINESS OF NEWCO AND NOVACOR LLC.....................21
                      SECTION  4.3  ACCESS TO INFORMATION............................................21
                      SECTION  4.4  TRANSACTION AGREEMENTS...........................................21
                      SECTION  4.5  HSR ACT..........................................................22
                      SECTION  4.6  FURTHER ASSURANCES...............................................22
                      SECTION  4.7  EMPLOYEE BENEFIT PLANS...........................................22
                      SECTION  4.8  EMPLOYEES........................................................23
                      SECTION  4.9  CERTAIN TAX MATTERS..............................................25
                      SECTION  4.10 FINANCIAL INFORMATION............................................26
                      SECTION  4.11 INSURANCE........................................................27
                      SECTION  4.12 PUBLICITY........................................................27
                      SECTION  4.13 CERTAIN UNDERSTANDINGS...........................................27
                      SECTION  4.14 REQUIRED NOTICES.................................................28
                      SECTION  4.15 PATIENT SERVICE..................................................29
                      SECTION  4.16 POST CLOSING CAPITAL CONTRIBUTION
                               OBLIGATIONS...........................................................29
                      SECTION  4.17 OUTSTANDING CONSENTS.............................................29
                      SECTION  4.18 GOVERNMENTAL APPROVALS...........................................29
                      SECTION  4.19 TRANSFER RESTRICTIONS............................................29
                      SECTION  4.20 SHAREHOLDER APPROVAL.............................................30

ARTICLE V             CONDITIONS PRECEDENT...........................................................30
                      SECTION  5.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWCO
                               AND WORLD HEART.......................................................30



                      SECTION  5.2  CONDITIONS PRECEDENT TO EDWARDS'S OBLIGATION.....................31

ARTICLE VI            TERMINATION AND AMENDMENT......................................................33
                      SECTION  6.1  TERMINATION......................................................33
                      SECTION  6.2  EFFECT OF TERMINATION............................................33

ARTICLE VII           SURVIVAL; INDEMNIFICATION......................................................34
                      SECTION  7.1  SURVIVAL.........................................................34
                      SECTION  7.2  INDEMNIFICATION..................................................34
                      SECTION  7.3  INDEMNIFICATION AMOUNTS..........................................35
                      SECTION  7.4  CLAIMS...........................................................35
                      SECTION  7.5  EXCLUSIVE REMEDY.................................................36
                      SECTION  7.6  DUPLICATION......................................................36

ARTICLE VIII          MISCELLANEOUS..................................................................36
                      SECTION  8.1  GOVERNING LAW....................................................36
                      SECTION  8.2  JURISDICTION AND CONSENT TO SERVICE..............................36
                      SECTION  8.3  NOTICES..........................................................37
                      SECTION  8.4  INTERPRETATION...................................................38
                      SECTION  8.5  SEVERABILITY.....................................................38
                      SECTION  8.6  COUNTERPARTS.....................................................38
                      SECTION  8.7  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES...................39
                      SECTION  8.8  FURTHER ASSURANCES...............................................39
                      SECTION  8.9  AMENDMENTS AND MODIFICATIONS; WAIVERS AND EXTENSIONS.............39
                      SECTION  8.10 ASSIGNMENT.......................................................39
                      SECTION  8.11 EQUITABLE REMEDIES...............................................40
                      SECTION  8.12 EXPENSES.........................................................40

                                       ii

SCHEDULES

                  Schedule 1.3      Stock Option Guidelines
                  Schedule 3.1(e)   Edwards Consents; No Conflict
                  Schedule 3.1(f)   Pro Forma Balance Sheet
                  Schedule 3.1(j)   Litigation; Decrees
                  Schedule 3.1(l)   Applicable Contracts
                  Schedule 3.1(n)   Edwards Employee Benefit Plans
                  Schedule 3.1(o)   Labor Matters
                  Schedule 3.1(p)   Intellectual Property
                  Schedule 3.2(a)   World Heart Subsidiaries
                  Schedule 3.2(c)   World Heart Consents; No Conflicts
                  Schedule 3.3(d)   Newco Capital Stock
                  Schedule 4.1      Conduct of Business by Edwards and Novacor LLC
                  Schedule 4.1(c)   Edwards Capital Expenditures
                  Schedule 4.7(b)   Frozen Vacation
                  Schedule 4.8      Offer of Employment

EXHIBITS

                  Exhibit A         Certificate of Designation
                  Exhibit B         Exchange Agreement
                  Exhibit C         World Heart Preferred Agreement
                  Exhibit D         Shareholders Agreement
                  Exhibit E         Assignment Agreement
                  Exhibit F         Distribution Agreement
                  Exhibit G         Transition Agreement
                  Exhibit H         Supply Agreement
                  Exhibit I         Purchase Agreement
                  Exhibit J         Legal Opinion
                  Exhibit K         Legal Opinion

                              TABLE OF DEFINITIONS


DEFINED TERM                                                                       INITIAL SECTION REFERENCE
Affected Persons......................................................................................3.1(n)
Amendment.............................................................................................2.2(a)
Applicable Contracts..................................................................................3.1(e)
Assignment Agreement................................................................................Recitals
Balance Sheet Date....................................................................................3.1(f)
Business Day.............................................................................................2.1
Business License Agreements.......................................................................3.3(p)(ii)
Business Material Adverse Effect......................................................................3.1(a)
Canadian Securities Commissions.......................................................................2.2(d)
Certificate of Designation..........................................................................Recitals
Closing..................................................................................................2.1
Closing Date.............................................................................................2.1
Code..................................................................................................3.1(n)
Confidentiality Agreement.............................................................................4.3(b)
Contribution.............................................................................................2.1
Damages..................................................................................................7.2
Distribution Agreement..............................................................................Recitals
Edwards.............................................................................................Recitals
Edwards Option...........................................................................................1.3
Edwards's Contribution................................................................................1.1(a)
Employee Benefit Plans................................................................................3.1(n)
Employees.............................................................................................3.1(n)
Environmental Laws....................................................................................3.1(r)
ERISA.................................................................................................3.1(n)
Exchange Agreement..................................................................................Recitals
GAAP..................................................................................................3.1(f)
HSR Act...............................................................................................3.1(e)
Indemnified Party........................................................................................7.4
Indemnifying Party.......................................................................................7.4
Intellectual Property Rights.......................................................................2.3(p)(i)
Labor Dispute.........................................................................................3.3(o)
Liens..............................................................................................3.3(d)(i)
LLC Interests.......................................................................................Recitals
Newco...............................................................................................Recitals
Newco Common Shares...................................................................................1.2(b)
Newco Common Stock..................................................................................Recitals
Newco Plans...........................................................................................4.8(a)
Newco Preferred.....................................................................................Recitals

Newco Preferred Shares................................................................................1.2(a)
Newco Shares..........................................................................................1.2(b)
Novacor LLC.........................................................................................Recitals
Novacor LLC Agreement.................................................................................2.2(a)
Novacor LLC Intellectual Property.....................................................................3.1(p)
Novacor Patient.........................................................................................4.17
Other Shareholders..................................................................................Recitals
Overlap Period....................................................................................4.9(e)(ii)
Payroll Taxes.........................................................................................4.8(e)
Person................................................................................................3.1(b)
Pre-Closing Period................................................................................3.3(m)(iv)
Pro Forma Balance Sheet...............................................................................3.1(f)
Purchase Agreement..................................................................................Recitals
SEC...................................................................................................3.2(a)
Securities Act........................................................................................3.2(d)
Shareholders Agreement..............................................................................Recitals
Sub Common Stock....................................................................................Recitals
Supply Agreement....................................................................................Recitals
Taxes.................................................................................................3.3(m)
Tax Matter...........................................................................................(4.9)b)
Tax Returns..........................................................................................4.10(a)
Transaction Agreements..............................................................................Recitals
Transactions........................................................................................Recitals
Transfer Taxes.......................................................................................4.10(b)
Transferred Assets....................................................................................3.1(a)
Transferred Business..................................................................................3.1(a)
Transition Agreement................................................................................Recitals
U.S. GAAP.............................................................................................3.3(f)
Voting Debt.......................................................................................3.1(d)(ii)
WARN Act.................................................................................................4.9
World Heart.........................................................................................Recitals
World Heart Contribution..............................................................................1.1(b)
World Heart Material Adverse Effect...................................................................3.2(a)
World Heart Preferred Agreement.....................................................................Recitals
World Heart Reports...................................................................................3.2(d)
World Heart SEC Reports...............................................................................3.2(c)
World Heart Subsidiaries..............................................................................3.2(a)

                             CONTRIBUTION AGREEMENT


                  CONTRIBUTION AGREEMENT, dated as of May 24, 2000, by and among Edwards Lifesciences LLC, a Delaware limited liability company ("Edwards"), Edwards Novacor LLC, a Delaware limited liability company and wholly owned subsidiary of Edwards ("Novacor LLC"), Valentine Acquisition Corp., a Delaware corporation ("Newco") and World Heart Corporation, an Ontario corporation ("World Heart").

                  WHEREAS, Edwards is the sole member of Novacor LLC;

                  WHEREAS, Edwards desires to contribute to Newco its equity interest in Novacor LLC (the "LLC Interests") in exchange for Series A Participating Preferred Stock of Newco (the "Newco Preferred") having the rights, preferences, privileges and terms substantially as set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Newco is a newly formed corporation organized and existing under the laws of the State of Delaware;

                  WHEREAS, World Heart desires to contribute cash in exchange for the issuance to World Heart, of common stock, of Newco (the "Newco Common Stock"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Edwards and World Heart have entered into, and, as a condition to closing of the Transactions (as defined herein), shall consummate the transactions contemplated by the exchange agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit B (the "Exchange Agreement");

                  WHEREAS, Edwards and World Heart have entered into, and as a condition to closing of the Transactions, shall consummate the transactions contemplated by the Series A convertible preferred shares purchase agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit C (the "World Heart Preferred Agreement");

                  WHEREAS, as a condition to closing of the Transactions, Edwards and World Heart, Roderick M. Bryden, Tofy Mussivand and the Ottawa Heart Institute Research Corporation (together with Mr. Bryden and Dr. Mussivand, the "Other

Shareholders") shall enter into the shareholders agreement, substantially in the form attached hereto as Exhibit D (the "Shareholders Agreement");


                  WHEREAS, as a condition to closing of the Transactions, Edwards and Edwards Lifesciences Corporations ("Edwards Parent") and Novacor LLC shall have entered into and consummated the transactions contemplated by the transfer, assignment and assumption agreement substantially in the form attached hereto as Exhibit E (the "Assignment Agreement").

                  WHEREAS, as a condition to closing of the Transactions, Edwards, World Heart and Newco shall enter into the distribution agreement, substantially in the form attached hereto as Exhibit F (the "Distribution Agreement"), the transition services agreement substantially in the form attached hereto as Exhibit G (the "Transition Agreement"), the supply agreement substantially in the form attached hereto as Exhibit H (the "Supply Agreement") and the purchase agreement substantially in the form attached hereto as Exhibit I (the "Purchase Agreement");

                  WHEREAS, this Agreement, the Exchange Agreement, the Shareholders Agreement, the Assignment Agreement, the Distribution Agreement, the Transition Agreement, the Supply Agreement and the Purchase Agreement shall be referred to collectively as the "Transaction Agreements" and the transactions contemplated hereby and thereby as the "Transactions";

                  WHEREAS, the Board of Directors of each of Edwards, World Heart and Newco deem it advisable and in the best interest of their respective stockholders that Novacor LLC become a subsidiary of Newco; and

                  WHEREAS, it is intended that, for U.S. Federal income tax purposes, the transaction contemplated by this Agreement shall constitute a tax-free exchange described in section 351 of the Code (as defined herein).

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                  CONTRIBUTION

                  SECTION  1.1  CONTRIBUTION.

                  (a) Upon the terms and subject to the conditions set forth herein, Edwards agrees to contribute to Newco, on the Closing Date (as defined below), all of Edwards's rights, title and interest in and to the LLC Interests (as defined herein), constituting all of the outstanding equity interests in Novacor LLC (the "Edwards Contribution");

                  (b) Upon the terms and subject to the conditions set forth herein, World Heart agrees to contribute to Newco, on the Closing Date (as defined below), cash in the amount of $3.5 million dollars (the "World Heart Contribution"). Unless otherwise indicated, all references in this Agreement to "dollars" or "$" shall mean the lawful currency of the United States.

                  SECTION  1.2  ISSUANCE OF CAPITAL STOCK.

                  (a) In exchange for the Edwards Contribution, Newco shall (and World Heart shall cause Newco to) issue to Edwards on the Closing Date 4,981,128 shares of Newco Preferred (the "Newco Preferred Shares"); and

                  (b) In exchange for the World Heart Contribution, Newco shall (and World Heart shall cause Newco to) issue to World Heart on the Closing Date shares of Newco Common Stock (the "Newco Common Shares" and, together with the Newco Preferred Shares, the "Newco Shares").

                  SECTION 1.3 STOCK OPTIONS. World Heart and Edwards shall fully cooperate to (i) obtain, effective as of the Closing Date, the consent of each Employee to the termination of any option to purchase common stock of Edwards Parent granted to such Employee pursuant to Edwards' Long-Term Stock Incentive Compensation Plan (an "Edwards Option") (other than an Employee who qualifies for retirement vesting under the terms of the Edwards "converted options" or the Edwards "founder's options"), which is unvested as of the Closing Date, and (ii) provide, effective as of the Closing Date, such Employee with an option to purchase shares of World Heart in an amount to be determined in accordance with the guidelines set forth in Schedule 1.3.

                                   ARTICLE II
                                   THE CLOSING

                  SECTION 2.1 CLOSING DATE. The consummation of the Edwards Contribution, the World Heart Contribution (together, the "Contribution") and the issuance of the Newco Shares (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or such other place as the parties hereto shall mutually agree, at 10:00 a.m. (local time) on the fifth day (other than any Saturday, Sunday or day when banks in the city of New York, New York or Ontario, Canada are authorized by law to be closed (a "Business Day")) after the conditions set forth in Article V shall have been satisfied or waived, or such other time and date upon which the parties hereto may agree (the "Closing Date").

                  SECTION 2.2 TRANSACTIONS TO BE EFFECTED AT THE CLOSING. At the Closing:

                  (a) Edwards shall (i) execute Amendment No. 1 (the "Amendment") to the limited liability company agreement (the "Novacor LLC Agreement") effecting the substitution of Newco as the sole member and managing member of Novacor LLC and (ii) deliver such other documents as provided in
Section 5.1 hereof;

                  (b) World Heart shall pay $3.5 million to Newco by wire transfer or otherwise in immediately available funds;

                  (c) Newco shall deliver to World Heart (i) certificates representing the Newco Common Shares and (ii) such other documents as provided in Section 5.2 hereof; and

                  (d) Newco shall deliver to Edwards (i) certificates representing the Newco Preferred Shares and (ii) such other documents as provided in Section 5.2 hereof.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF EDWARDS AND NOVACOR LLC. Each of Edwards and Novacor LLC jointly and severally represents and warrants to World Heart and Newco as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Novacor LLC (i) is a limited liability company duly formed and in good standing under the laws of the State of

Delaware and has all requisite power and authority to own, lease or operate the assets it will own, lease or operate as of the Closing Date and (ii) as of the Closing Date, will be duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business require it to be so qualified, in each case except for such failures that would not reasonably be expected, individually or in the aggregate, to result in (i) a material adverse effect on the assets to be transferred to Novacor LLC pursuant to the Assignment Agreement (the "Transferred Assets") or the business related thereto (the "Transferred Business") or (ii) a material impairment of the ability of Edwards or Novacor LLC to perform their respective obligations under the Transaction Agreements (each, a "Business Material Adverse Effect").

                  (b) SUBSIDIARIES. Novacor LLC (i) will not have any direct or indirect subsidiaries and (ii) will not own, directly or indirectly, any of the capital stock or other equity securities of any other individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity (each, a "Person").

                  (c)  AUTHORITY.

                           (i) The execution and delivery of the Transaction Agreements to which Edwards is a party, and the performance by Edwards of its obligations hereunder and thereunder, have been duly authorized by all necessary action on the part of Edwards. This Agreement has been, and, at the Closing, the Transaction Agreements to which Edwards is a party shall have been, duly executed and delivered by Edwards and, assuming the due execution and delivery hereof and thereof by the other parties thereto, this Agreement constitutes and, at the Closing, each of the Transaction Agreements to which Edwards is a party shall constitute, a valid and binding obligation of Edwards, enforceable against Edwards in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).


                           (ii) The execution and delivery of the Transaction Agreements to which Novacor LLC is a party, and the performance by Novacor LLC of its obligations hereunder and thereunder, shall have been duly authorized by all necessary action on the part of Novacor LLC. At the Closing, the Transaction Agreements to which Novacor LLC is a party shall have been duly executed and delivered by Novacor LLC and, assuming the due execution and delivery hereof and thereof by the other parties thereto, each of the Transaction Agreements to which Novacor LLC is a party shall constitute, a valid and binding obligation of Novacor LLC, enforceable against Novacor LLC in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law.)

                  (d)  EQUITY INTERESTS.

                           (i) Edwards is the sole member of Novacor LLC and such membership interest is subject to no liens, pledges or encumbrances (collectively, "Liens").

                           (ii) There are no existing preemptive rights, indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt") or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the equity interest of Novacor LLC obligating Novacor LLC to issue, transfer or sell or cause to be issued, transferred or sold any equity interests in or Voting Debt of Novacor LLC or securities convertible into or exchangeable for such shares or equity interests, or obligating Novacor LLC to grant, extend or enter into any such subscription or other right, agreement, arrangement or commitment.

                           (iii) There are no outstanding contractual obligations of Novacor LLC to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                           (iv) There are no voting trusts or other agreements or understandings to which Novacor LLC is a party or of which Novacor LLC has knowledge with respect to the voting of the members of Novacor LLC.

                  (e) CONSENTS; NO CONFLICT. The consummation of the Transactions by Edwards and Novacor LLC will not require the consent of any party to any contract, lease, agreement, mortgage or indenture ("Contracts") (i) listed on Schedule 3.1(l) (the "Applicable Contracts") or (ii) any other contract to which Edwards is a party the subject matter of which relates in whole or in substantial part to the Transferred Business or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) set forth on Schedule 3.1(e), (iii) that become applicable solely as a result of the specific regulatory status of Newco, World Heart or their respective affiliates or (iv) the failure of which to make or obtain would not reasonably be expected to result in a Business Material Adverse Effect. Except as set forth on Schedule 3.1(e), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the immediately preceding sentence are obtained or made, as applicable, the execution, delivery and performance by Edwards and Novacor LLC of this Agreement will not (i) violate any material law applicable to Edwards or Novacor LLC, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any Applicable Contract or
(iii) conflict with any provision of the certificate of incorporation or by-laws of Edwards or the Certificate of Formation of Novacor LLC or the Novacor LLC Agreement, in each case except for any such violation, breach, default or conflict which would not reasonably be expected to result in a Business Material Adverse Effect.

                  (f) PRO FORMA BALANCE SHEET. Attached hereto as Schedule 3.1(f) is a copy of the unaudited pro forma balance sheet (the "Pro Forma Balance Sheet") of Novacor LLC as of April 30, 2000 (the "Balance Sheet Date") which gives effect to the transfer of assets and liabilities to Novacor LLC by Edwards and Edwards Parent immediately prior to the Closing pursuant to the Assignment Agreement, as if such transfer had occurred as of April 30, 2000. The Pro Forma Balance Sheet presents fairly on a pro forma basis, in all material respects, the financial position of Novacor LLC as of the Balance Sheet Date in accordance with U.S. generally accepted accounting principles consistently applied ("U.S. GAAP") except as otherwise indicated therein or in the notes thereto subject to normal year-end audit adjustments (the effect of which would not reasonably be expected to be materially adverse) and any other adjustments described therein and to the lack of all notes thereto.

                  (g) NO UNDISCLOSED LIABILITIES. As of the Closing, Novacor LLC shall have no liabilities of a nature required by U.S. GAAP to be reflected on a balance sheet or in notes thereto, except (i) as set forth or reflected on the Pro Forma Balance Sheet (or described in the notes thereto), (ii) as disclosed in the Schedules hereto, or (iii) for liabilities incurred in the ordinary course of business since the Balance Sheet Date.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, there has been no physical damage, destruction or loss with respect to the Transferred Assets that, after taking into account any insurance recoveries payable in respect thereof, would reasonably be expected to result in a Business Material Adverse Effect.

                  (i) COMPLIANCE WITH APPLICABLE LAWS. Since March 31, 2000, Edwards has and as of the Closing Novacor LLC shall have complied in all material respects with all statutes, laws, regulations and ordinances applicable to the Transferred Business of Novacor LLC, except where the failure to so comply would not reasonably be expected to result in a Business Material Adverse Effect; PROVIDED, HOWEVER, Edwards makes no representation or warranty in this
Section 3.1(i) with respect to laws relating to matters with respect to which representations or warranties are made in Subsections (m)
- Taxes, (n) - Employee Benefit Plans, (o) - Labor Matters, (p) - Intellectual Property, (q) - Environmental Matters and (r) - Government Relations of this
Section 3.1.

                  (j) LITIGATION; DECREES. Except as set forth on Schedule 3.1(j), as of the date hereof (i) there is no suit, action or proceeding pending, or, to the knowledge of Edwards, threatened against Edwards relating to the Transferred Business in any federal, state or local court or agency that seeks (A) more than $250,000 in damages, or (B) any material injunctive relief, and Edwards has not received written notice that any such suit, action or proceeding is threatened and (ii) neither Edwards nor Novacor LLC is in default under any judgment, order or decree of any governmental authority applicable to the Transferred Business, except for any such default which would not reasonably be expected to result in a Business Material Adverse Effect.

                  (k) ASSETS. As of the Closing, Novacor LLC shall have (i) title to all the personal property (tangible, intangible or mixed) reflected in the Pro Forma Balance Sheet and Transferred Assets as owned, free and clear of all Liens other than with respect to all such personal property Liens shown on the Pro Forma Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of such property, if such purchase was effected after the date of the Pro Forma Balance Sheet, with respect to which no default exists, and (ii) an enforceable, valid and binding leasehold interest under all leases of real property included in the Transferred Assets to which it is a party as lessee. No personal property or asset, the value of which is reflected in the Pro Forma Balance Sheet or Transferred Assets, is held or will be held as of the Closing under any lease (other than a capitalized lease) or under any conditional sale or other title retention agreement. Except for leasehold interests described in clause (ii) in the second preceding sentence, as of the Closing Novacor LLC shall own no real property. Except for such assets, plants and facilities as are immaterial in the aggregate to the Transferred Business, all tangible assets, plants and facilities owned or leased by Novacor LLC as of the Closing shall be adequate for the uses to which they are currently being put by Edwards or would be put in the ordinary course of business and the Transferred Assets shall be sufficient to permit Novacor LLC to carry on the Transferred Business, excluding the international operations to be conducted by Edwards after the Closing Date, in the manner in which it has been carried on by Edwards since January 1, 2000.


                  (l) CONTRACTS. Except for the Applicable Contracts listed in
Schedule 3.1(l), as of the Closing, Novacor LLC shall not be a party to or bound by or entitled to the benefit of:

                           (i) any Contract relating to the borrowing or
lending of $25,000 or more by Novacor LLC;

                           (ii) any employment agreement with any person requiring payments of base compensation in excess of $50,000 per year unless terminable with payment or penalty of less than $50,000 upon no more than 60 days' notice;

                           (iii) any Contract not made in the ordinary course of business involving an estimated total future payment or payments in excess of $25,000 unless terminable with payment or penalty of less than $25,000 upon no more than 60 days' notice;

                           (iv) a Contract for the sale of any of Novacor LLC's assets (other than inventory sales in the ordinary course of business), or the grant of any preferential rights to purchase any of Novacor LLC's assets, having a value in the aggregate in excess of $250,000; or

                           (v) a Contract relating to the Transferred Business and is terminable by the other party thereto upon the occurrence of the transactions contemplated hereby that, if terminated, would reasonably be expected to result in a Business Material Adverse Effect.

                  Except as disclosed in Schedule 3.1(l), to the knowledge of Edwards, as of the date hereof, no party is in breach or default in any material respect under any Applicable Contract, except for such breaches and defaults which would not reasonably be expected to result in a Business Material Adverse Effect. Complete and correct copies of all Applicable Contracts, together with all modifications and amendments thereto, have been delivered to World Heart; PROVIDED, that to the extent any of such Contracts are items susceptible to duplication and are either (i) used in connection with any of Edwards's businesses other than the Transferred Business or (ii) are required by law to be retained by Edwards, Edwards may deliver photostatic copies or other reproductions from which Edwards may delete information concerning Edwards's businesses other than the Transferred Business. For purposes of this subsection 3.1(l), the term "Contract" shall not include Employee Benefit Plans referred to in Section 3.1(n).

                 (m)  TAXES.

                           (i) Novacor LLC is a disregarded entity for U.S. Federal, state and local income tax purposes in each state or locality in which it is engaged in the conduct of a trade or business.

                           (ii) There are no Liens for Taxes (as defined below) on any of the Transferred Assets, other than Liens for taxes not yet due and payable and those being contested in good faith for which adequate reserves have been established in accordance with U.S. GAAP.

                           (iii) Novacor LLC has timely filed with the appropriate taxing authorities all Tax Returns that are required to be filed by Novacor LLC on or prior to the Closing Date. Such Tax Returns accurately reflect all of Novacor LLC's liabilities for Taxes with regard to its assets and its business for the periods covered thereby.

                           (iv) All Tax liabilities of Novacor LLC for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period"), whether or not shown on any Tax Return, have been timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the books and records of Novacor LLC in accordance with GAAP.

                           (v) There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Novacor LLC, threatened by any authority regarding any Taxes of Novacor LLC for any Pre-Closing Period.

                           (vi) Novacor LLC (A) has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitation relating to the payment or collection of Taxes, (B) is not presently contesting any Tax liability before any court, tribunal or agency and (C) has not applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction.

                           (vii) All Taxes which Novacor LLC is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                           (viii) Except for this Agreement, there are no written or other binding tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between Novacor LLC and any other entity.

                           (ix) No claim has ever been made by any taxing authority in a jurisdiction where Novacor LLC does not file Tax Returns that Novacor LLC is or may be subject to taxation by that jurisdiction.


                  "Taxes" shall mean all United States federal, state, local and foreign taxes assessments, levies, duties, imposts or similar charges (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

                  "Tax Returns" shall mean all United States federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amendments thereof.

                  (n) EMPLOYEE BENEFIT PLANS. Set forth on Schedule 3.1(n) is a list of each material bonus, deferred compensation, pension, profit sharing, retirement, stock purchase or stock option, hospitalization or other medical, life or other insurance plan relating to the Transferred Business, including any policy, plan, program or agreement that provides for the payment of severance benefits, salary continuation, salary in lieu of notice or similar benefits (collectively, the "Employee Benefit Plans"), maintained, sponsored or contributed to by Novacor LLC or Edwards or under which Novacor LLC or Edwards has any present or future material obligations or material liability on behalf of the employees who will be assigned to work at Novacor LLC pursuant to the Assignment Agreement (the "Employees") or former employees or their dependents or beneficiaries (collectively, the "Affected Persons"). The Employee Benefit Plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), are in compliance in all material respects with ERISA and the Code and other applicable law.

                  All contributions made or required to be made by Novacor LLC under any Employee Benefit Plan meet the requirements for deductibility under the Code in all material respects, and all contributions that are required but have not been made have been properly recorded on the books of Novacor LLC and reflected in the Pro Forma Balance Sheet to the extent required under U.S. GAAP.

                  No Employee Benefit Plan is a "multiemployer plan" (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of section 413(c) of the Code) or an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 of Title IV of ERISA. No event has occurred with respect to Novacor LLC or any Employee Benefit Plan in connection with which Novacor LLC could be subject to any material liability or Lien with respect to any Employee Benefit Plan under ERISA or the Code.

                  Neither Edwards nor Novacor LLC maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and neither Edwards nor Novacor LLC is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of
Section 3(40) of ERISA. Except as required by law, neither Edwards nor Novacor LLC maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither Edwards nor Novacor LLC have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service.

                  Each Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code has, as currently in effect, been determined (or an application for such determination has been filed) to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under
Section 501(a) of the Code has been determined (or an application for such determination has been filed) to be so exempt by the Internal Revenue Service. Since the date of each most recent determination (or application for determination) referred to in this paragraph, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan.

                  Novacor LLC does not sponsor any Employee Benefit Plan.

                  (o) LABOR MATTERS. Set forth on Schedule 3.1(o) are (i) the names of the Employees, their salaries, wage rates (as of the date hereof), vacation pay accrual schedule (as of May 31, 2000), positions and length of service with Edwards, Novacor LLC and Baxter International Inc. as applicable, and (ii) all agreements with labor unions or associations representing the Employees in effect as of the date hereof. As of the date hereof, there is and as of the Closing Date there will be (i) no material unfair labor practice complaint pending or threatened against Novacor LLC, or against Edwards which relates in whole or in part to the Transferred Business before the National Labor Relations Board or any state or local labor relations board, nor are any material grievance or arbitration proceedings arising under any collective bargaining agreement pending or threatened against Novacor LLC, or against Edwards which relates in whole or in part to the Transferred Business, (ii) no labor strike, dispute, slowdown or stoppage ("Labor Dispute") in which Novacor LLC or Edwards is involved which relates in whole or in substantial part to the Transferred Business, nor, to the knowledge of

Edwards is any Labor Dispute imminent, other than routine disciplinary and grievance matters, and (iii) no question concerning union representation within the meaning of the National Labor Relations Act existing with respect to the Employees of Novacor LLC or the Transferred Business and, to the knowledge of Edwards, no union organizing activities are taking place, which (with respect to any matter specified in clauses (i), (ii) or (iii) above, singly or in the aggregate) would have a Business Material Adverse Effect. Except as set forth on
Schedule 3.1(o), as of the date hereof, Edwards has no knowledge of any actionable violation of any federal, state or local law relating to employment and employment practices, discrimination in the hiring, promotion or pay of Employees, nor any applicable wage or hour laws, which, individually or in the aggregate, would reasonably be expected to result in a Business Material Adverse Effect.

                  (p)  INTELLECTUAL PROPERTY.

                           (i) To Edwards' knowledge, Edwards or Edwards Parent has all right, title and interest in, or a valid and binding license to use, all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing individually or in the aggregate material to the conduct of the Transferred Business ("Intellectual Property Rights"). To Edwards' knowledge, neither Edwards nor Edwards Parent is in default (or with the giving of notice or lapse of time or both would be in default), under any license to use such Intellectual Property Rights and to its knowledge such Intellectual Property Rights are not being infringed by any third party.

                           (ii) Schedule 3.1(p)(ii) contains (or will be supplemented prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Edwards or Edwards Parent is licensed to use third party Intellectual Property Rights which are material to the Transferred Business as currently conducted (the "Business License Agreements").

                           (iii) Except as set forth in Schedule 3.1(p)(iii) (including as it may be supplemented prior to Closing), Novacor LLC is not required to pay any royalties, fees or other amounts to any Person in connection with the Business License Agreements.

                           (iv) Schedule 3.1(p)(iv) contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Intellectual

         Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Intellectual Property Right has been issued or registered or in which any such application for such issuance, approval or registration has been filed. Except as set forth on Schedule 3.1(p)(iv), to its knowledge, all registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Edwards or Edwards Parent and which are material to the conduct of the Transferred Business as currently conducted are valid and enforceable. Except as set forth on Schedule 3.1(p)(vii), to Edwards' knowledge, the products of the Transferred Business do not infringe the intellectual property rights of any third party.

                           (v) Schedule 3.1(p)(v) contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Edwards or Edwards Parent has granted the right to manufacture, reproduce, market or exploit any material products of the Transferred Business or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

                           (vi) To its knowledge, Edwards is not and will not be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Business License Agreements. To its knowledge, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

                           (vii) Except as set forth in Schedule 3.1(p)(vii), neither Edwards nor Edwards Parent has (A) to Edwards' knowledge, been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

                           (viii) Edwards and Edwards Parent have taken reasonable steps to protect and preserve the confidential information, trade secrets and know-how of the Transferred Business, including appropriate non-disclosure agreements with employees and third persons having access to confidential information, trade secrets or know-how of the Transferred Business.

                           (ix) Neither Edwards nor Edwards Parent has made any written claim or allegation that any person has infringed, misappropriated, breached or violated the rights of the Transferred Business in any of the Intellectual Property Rights which are material to the Transferred Business as currently conducted.

                  (q) ENVIRONMENTAL MATTERS. To the knowledge of Edwards, Novacor LLC and the Transferred Business is in substantial compliance with all federal, state and local laws governing pollution or the protection of human health or the environment (the "Environmental Laws"), except where the failure to comply with the Environmental Laws would not reasonably be expected to result in a Business Material Adverse Effect. Edwards is not aware of any notice or claim received by Edwards from any governmental authority or third party alleging that the Transferred Business is not currently in compliance with any Environmental Law. To the knowledge of Edwards, there has been no release of a Hazardous Substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., in excess of a reportable quantity on any of the real properties comprising the Transferred Business.

                  (r) GOVERNMENT REGULATIONS AND APPROVALS. As of the Closing Date, Novacor LLC will not be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money. As of the Closing Date, Novacor LLC will have obtained all governmental approvals necessary to conduct the Transferred Business as presently conducted and as it will be conducted on the Closing Date.

                  (s) PURCHASE FOR INVESTMENT. Edwards is acquiring the Newco Preferred Shares hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act, or any applicable state securities law. Edwards is (i) knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and
(ii) an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  (t) STOCKHOLDER APPROVAL. No action is required by the members of Edwards to approve the Transactions contemplated by the Transaction Agreements.

                  (u) BROKERS, FINDERS, ETC. Except for Credit Suisse First Boston Corporation, Edwards is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. Edwards is solely responsible for any payment, fee or commission that may be due to Credit Suisse First Boston in connection with the transactions contemplated hereby.

                  (v) INFORMATION PROVIDED. All information provided to World Heart by Edwards regarding the Transferred Business is true and correct in all material respects and no material facts have been omitted therefrom which make such information misleading as of the date hereof.

                  (w) EDWARDS. Edwards is the principal U.S. operating entity of Edwards Lifesciences Corporation.

                  SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF WORLD HEART. World Heart hereby represents and warrants to Edwards as follows:

                  (a) ORGANIZATION AND STANDING. World Heart (i) is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates and (iii) is duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified, in each case except for such failures that would not reasonably be expected, individually or in the aggregate, to result in (i) a material adverse effect on the business or financial condition of World Heart and the direct and indirect subsidiaries of World Heart (as set forth on Schedule 3.2(a)) (the "World Heart Subsidiaries"), taken as a whole or (ii) a material impairment of the ability of World Heart to perform its obligations under the Transaction Agreements (each, a "World Heart Material Adverse Effect").

                  (b) AUTHORITY. The execution and delivery of the Transaction Agreements, and the performance by World Heart of its obligations hereunder and thereunder, have been duly authorized by all necessary action on the part of World Heart. This Agreement has been and as of the Closing Date the Transaction Agreements to which it is a party shall have been duly executed and delivered by World Heart and, assuming the due execution and delivery hereof by Edwards, this Agreement constitutes and, as of the Closing Date, each of the Transaction Agreements shall constitute a valid and binding obligation of World Heart, enforceable against World Heart in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (c) CONSENTS; NO CONFLICT. The consummation of the transactions hereunder will not require the consent of any party to any Contract to which World

Heart, or any of its affiliates, is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the HSR Act, or (ii) that become applicable solely as a result of the actions or status of Edwards or its affiliates. Except as set forth on
Schedule 3.2(c), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the immediately preceding sentence are obtained or made, as applicable, the execution, delivery and performance by World Heart of this Agreement will not (i) violate any material law applicable to World Heart or Newco, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any such Contract which is material, or (iii) conflict with any provision of the articles or by-laws of World Heart, in each case except for any such violation, breach, default or conflict which would not reasonably be expected to result in a World Heart Material Adverse Effect.

                  (d) SEC REPORTS AND FINANCIAL STATEMENTS. Each form, report, schedule, registration statement, definitive proxy statement or other document filed by World Heart with the Securities and Exchange Commission (the "SEC") or a Canadian provincial securities regulatory authority (the "Canadian Securities Commissions") since October 8, 1996 (as such documents have since the time of their filing been amended, the "World Heart Reports"), which include all the documents (other than preliminary material) that World Heart was required to file with the SEC or the Canadian Securities Commissions since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act or applicable Canadian securities legislation (as such term is defined in National Instrument 14-101 issued by the Canadian Securities Commissions), as the case may be, and the rules and regulations of the SEC and the Canadian Securities Commissions thereunder applicable to such World Heart Reports. None of the World Heart Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of World Heart included in the World Heart reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Canadian GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the Securities Act or the Exchange Act) and reconciled to U.S. GAAP and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of World Heart as at the dates thereof and the results of the its operations and cash flows for the periods then ended.

                  (e) PURCHASE FOR INVESTMENT. World Heart is acquiring the Newco Common Shares hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act or any applicable state securities law. World Heart is (i) knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and (ii) an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  (f) STOCKHOLDER APPROVAL. Each of the Other Shareholders and Michael C.J. Cowpland, who in the aggregate hold 41% of the voting power of World Heart, have approved the Transaction Agreements and the Transactions and such approval has not been withdrawn, terminated or amended in any manner whatsoever by any of the Other Shareholders.

                  (g) BROKERS, FINDERS, ETC. Except for Merrill Lynch & Co., World Heart is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. World Heart is solely responsible for any payment, fee or commission that may be due to Merrill Lynch & Co. in connection with the transactions contemplated hereby.

                  SECTION 3.3 REPRESENTATIONS AND WARRANTIES OF NEWCO. Newco and World Heart represent and warrant to Edwards as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) SUBSIDIARIES. Newco has no direct or indirect subsidiaries. Newco does not own, directly or indirectly, any of the capital stock or other equity securities of any other Person.

                  (c) AUTHORITY. The execution and delivery of the Transaction Agreements, and the performance by Newco of its obligations hereunder, have been duly authorized by all necessary action on the part of Newco. This Agreement has been and, as of the Closing Date, the Transaction Agreements to which it is a party shall have been, duly executed and delivered by Newco and, assuming the due execution and delivery hereof by Edwards and Novacor LLC, this Agreement constitutes and, as of the Closing Date, each of the Transaction Agreements to which it is a party shall constitute a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (d) CAPITAL STOCK. The capitalization of Newco is as set forth on Schedule 3.3(d). All of the outstanding shares of Newco Common Stock are duly authorized, have been validly issued and are fully paid and nonassessable. At the Closing, the Newco Shares will be duly authorized, and, assuming payment therefor in accordance with this Agreement, validly issued, fully paid and nonassessable. The outstanding shares of Newco Common Stock have not been, and the Newco Shares will not be, issued in violation of, and are not and will not be, as the case may be, subject to, any preemptive rights. Upon consummation of the Edwards Contribution, Edwards will acquire title to the Newco Preferred Shares, free and clear of all Liens, other than those arising solely from the actions or status of Edwards.

                  (e) NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of the Transaction Agreements and the Transactions, Newco has not incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.


                                   ARTICLE IV
                                    COVENANTS

                  SECTION 4.1 CONDUCT OF BUSINESS BY EDWARDS AND NOVACOR LLC. From the date of this Agreement through the Closing, each of Edwards and Novacor LLC agrees that, except (i) as disclosed in Schedule 4.1 hereof or otherwise provided for in, or contemplated by, the Transaction Agreements, (ii) the execution and delivery of, and the consummation of the transactions contemplated by, the Assignment Agreement or (iii) as approved by World Heart:

                  (a) Edwards shall conduct the Transferred Business only in the ordinary and usual course consistent with past practice, and Edwards shall use its reasonable commercial efforts to preserve intact the present business organization of Novacor LLC, keep available the services of the present officers and key employees of the Transferred Business, and preserve the goodwill of those having business relationships with the Transferred Business;

                  (b) Edwards shall not (i) amend Novacor LLC's Certificate of Formation or the Novacor LLC Agreement or (ii) declare, set aside or pay any dividend or other distribution to its members payable in cash, equity interests or property;

                  (c) Novacor LLC shall not, nor shall Edwards permit Novacor LLC to, (i) merge or consolidate with another entity; (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (iv) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than in the ordinary course of business and consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other person; (vii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor as set forth on Schedule 4.1(c); (viii) permit any insurance policy relating to the Transferred Business naming Edwards as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (ix) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Except in the ordinary course of business consistent with past practice or otherwise as may be required by applicable law, Edwards shall not as it relates to the Employees, nor shall Edwards permit Novacor LLC to, (i) adopt, enter into, terminate or amend any plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Edwards plan (including Edwards stock options);

                  (e) Novacor LLC shall not, nor shall Edwards permit Novacor LLC to, take any action with respect to, or make any material change in, its accounting or tax policies or procedures, except as required by law or to comply with U.S. GAAP; and

                  (f) Neither Novacor LLC nor Edwards shall take or allow to be taken any action which would jeopardize qualification of the transaction contemplated by this Agreement under section 351 of the Code.

                  (g) It is understood that Novacor LLC was formed solely for the purpose of acquiring the Transferred Business, and that Novacor LLC will have no material assets and no material liabilities prior to the consummation of the transactions contemplated by the Assignment Agreement.

                  SECTION 4.2 CONDUCT OF BUSINESS OF NEWCO. During the period from the date of this Agreement to the Closing, Newco shall not engage in any activities of any nature except as provided in or contemplated by the Transaction Agreements. It is understood that Newco was formed solely for the purpose of effecting the Transactions, and that Newco will have no material assets and no material liabilities prior to the consummation of the transactions contemplated by the Assignment Agreement.

                  SECTION  4.3  ACCESS TO INFORMATION.

                  (a) During the period prior to the Closing Date, Edwards shall afford to representatives of World Heart, and World Heart shall afford to the representatives of Edwards, including, in each case, their respective counsel, accountants, financial advisors and lenders, reasonable access during normal business hours during the period prior to the Closing Date to all the properties, books, Contracts and records of the Transferred Business and World Heart, respectively. World Heart shall indemnify and hold harmless Edwards and Edwards shall indemnify and hold harmless World Heart with respect to all liabilities, and for all losses, arising out of their respective representatives' acts or omissions in connection with such access and, after making any investigation of such properties, books, Contracts or records, World Heart and Edwards shall promptly restore such properties, books, Contracts and records to their condition prior to such investigation.

                  (b) Each of World Heart and Edwards acknowledges that the information being provided hereunder is subject to the terms of a confidentiality agreement between Edwards and World Heart, dated February 15, 2000 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

                  SECTION IV.4 TRANSACTION AGREEMENTS. At the Closing, each of Edwards, Novacor LLC, Newco and World Heart will enter into the other Transaction Agreements to which it is a party and, subject to the terms and conditions hereof, each of Edwards, Newco and World Heart agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each party hereto in connection with the foregoing, including, without limitation, (i) the execution of the other Transaction Agreements and (ii) using its reasonable commercial efforts (v) to obtain all necessary waivers, consents and approvals from other parties to material Contracts, (w) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, provincial, local or foreign law or regulations, (x) to prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, (y) to lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and (z) to effect all necessary registrations and filings, including filings under the HSR Act, and submissions of information requested by governmental authorities.

                  SECTION 4.5 HSR ACT. Each of Edwards, Novacor LLC, Newco and World Heart agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Edwards, Novacor LLC, Newco and World Heart shall each request early termination of the HSR Act waiting period.

                  SECTION 4.6 FURTHER ASSURANCES. From time to time, whether before, at, or after the Closing, each party hereto, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to consummate the Transactions.

                  SECTION  4.7  EMPLOYEE BENEFIT PLANS.

                  (a) Except in accordance with applicable law (i) effective as of the Closing Date, the Employees shall cease participation in the Employee Benefit Plans as active employees and (ii) as soon as reasonably practicable following the Closing Date, the Employees shall commence participation in the employee benefits plans maintained or established by Newco (the "Newco Plans"). The Newco Plans shall provide benefits which, together with total cash compensation (including bonus) and options, shall be substantially similar in the aggregate to those provided by Edwards and Novacor LLC to the Employees immediately prior to the Closing Date.

                  (b) Newco and World Heart shall be responsible for, and fully indemnify Edwards, Novacor LLC and their subsidiaries from any and all claims made by or on behalf of any Employee in respect of (i) termination pay and similar obligations relating to termination of employment on or after the Closing Date, and (ii) accrued vacation pay, bonus and other liabilities arising under the Employee Benefits Plans (other than liabilities arising in connection with any "frozen vacation" entitlement and any payment under Edwards' Performance Bonus Plan accrued by or otherwise payable to certain

Employees prior to the Closing Date as set forth on Schedule 4.7(b), which amounts shall be fully paid by Edwards to such Employees prior to the Closing
Date).

                  (c) Newco shall recognize all service by Employees with Novacor LLC, Edwards, Baxter International Inc. and its related subsidiaries, as applicable, for purposes of vesting, eligibility and accrual of benefits under the Newco Plans. The Newco Plans shall not, with respect to any Employee, limit or otherwise restrict participation thereunder for reason of any preexisting condition limitation in such plan to the extent that such Employee (i) is not subject to any preexisting condition limitation under a similar Employee Benefit Plan, or (ii) currently participates under a similar Employee Benefit Plan. Newco shall credit the Employees with any amounts paid prior to the Closing Date under any Employee Benefit Plan which is an "employee welfare plan" within the meaning of Section 3(1) of ERISA with respect to satisfaction of any applicable deductible amounts and copayment minimums under the Newco Plans.

                  (d) Edwards, Novacor LLC, Newco and World Heart agree to cooperate in carrying out the duties and responsibilities contained in this
Section 4.7. In addition, Edwards and Novacor LLC agree to make available to Newco and World Heart such information as Newco and World Heart may reasonably request to facilitate the determination of (i) the period of service of any Employees with Novacor LLC, Edwards, Baxter International Inc. and its related subsidiaries, as applicable, prior to the Closing Date, (ii) individual service accruals and salary histories of Employees, and (iii) such other information as Newco or World Heart may reasonably request to carry out the provisions of this
Section 4.7.

                  SECTION  4.8  EMPLOYEES.

                  (a) OFFER OF EMPLOYMENT. On or before the Closing Date but effective as of the Closing Date, World Heart and/or Newco agrees to offer to continue to employ each full-time or regular part-time active Employee of Novacor LLC on such terms and conditions of employment that are substantially similar to the terms and conditions of such Employees' employment with Novacor LLC, in a form substantially similar to that set forth on Schedule 4.8. Moreover, Newco agrees (i) to assume any and all liability with respect to each such Employee, including, without limitation, any liability for earned but unpaid salary, wages and benefits, and any other liability to the extent such liability is properly accrued on the Pro Forma Balance Sheet of Novacor LLC or otherwise identified in the Schedules to this Agreement, and (ii) to provide severance benefits in accordance with Edwards's Severance Pay Plan in effect immediately prior to the Closing in the event that the Employee's employment with Newco and/or World Heart is terminated within one year of Closing;

                  (b) NON-TRANSFERRED EMPLOYEES. Except with respect to any Employee on an authorized leave of absence as of the Closing Date who does not return to active employment with Edwards within one year following the Closing Date, World Heart and/or Newco agrees to retain all liability, if any, for any Employee who is not offered continued employment with Newco or who is offered a position with Newco but rejects that employment offer. Any Employee on an authorized leave of absence as of the Closing Date shall remain an employee of Edwards; PROVIDED, HOWEVER, that should such Employee return to active employment with Edwards within one year following the Closing Date, Newco and/or World Heart (upon receipt of written notice from Edwards advising that such Employee has returned to active employment) shall offer to employ such Employee on terms and conditions of employment that are substantially similar to the terms and conditions of such Employee's employment with Edwards as of the Closing Date, in a form substantially similar to that set forth on Schedule 4.8.

                  (c) WARN ACT. During the ninety-day period following the Closing Date, Newco shall not effectuate (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), 29 U.S.C. Sections 2101 ET SEQ., affecting any site of employment or one or more facilities or operating units within any site of employment of the business of Novacor LLC, or (ii) a "mass layoff" as defined in the WARN Act affecting any site of employment of the business of Novacor LLC, without complying fully with the WARN Act and any other applicable state or local law requiring notice to employees in the event of a plant closing or layoff.

                  (d) Newco acknowledges and agrees that any employment loss within the meaning of the WARN Act, suffered by any Employee immediately upon or within 90 days of the Closing, shall have been caused by Newco's decision not to continue the employment of such Employee, and not by the transfer of Novacor LLC. In addition, World Heart and Newco shall indemnify and hold Edwards, Novacor LLC and their affiliates harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorneys' fees and other costs of defense) which Edwards, Novacor LLC or their affiliates may incur in connection with any suit or claim of violation brought against Edwards, Novacor LLC or any of their affiliates under the WARN Act or any similar state or local law that relates to actions taken by World Heart and/or Newco on or after the Closing Date with regard to any site of employment or one or more facilities or operating units within any site of employment of the business of Novacor LLC. For purposes of the WARN Act and this Agreement, the Closing Date is and shall be the same as the "effective date" within the meaning of the WARN Act.

                  (e) TRANSFERRED EMPLOYEES. Edwards shall transfer to Novacor LLC any records (including, but not limited to, Internal Revenue Service Forms W-4 and California Employee Withholding Allowance Certificates) relating to withholding and payment of United States federal, state and local income, disability, unemployment, FICA and similar taxes ("Payroll Taxes") with respect to wages paid by Edwards during the 2000 calendar year to the Employees. In accordance with Revenue Procedure 96-60, 1996-2 C.B.399, and comparable state and local Payroll Tax laws, (i) Newco agrees to provide the Employees with Forms W-2, Wage and Tax Statements, for the 2000 calendar year setting forth the aggregate amount of wages paid, and Payroll Taxes withheld in respect thereof, to the Employees for the 2000 taxable year by Edwards, Novacor LLC and Newco and (ii) Edwards agrees to cooperate fully with Newco in connection therewith.

                  SECTION  4.9  CERTAIN TAX MATTERS.

                  (a) Each of Edwards, World Heart, Newco and Novacor LLC shall, and shall cause its subsidiaries to, cooperate with each other with regard to
(i) the preparation, execution and filing of Tax Returns and (ii) any tax audit, administrative or court proceeding and any other matter relating to Taxes, in each case, relating to or arising out of Novacor LLC, the Transferred Assets or the Transferred Business or its assets or its business and the transactions contemplated by this Agreement or any of the other Transaction Agreements. Such cooperation shall include the provision of all relevant information to another party, including the provision of reasonable access to employees, books, records and other data with respect to Novacor LLC, the Transferred Assets and the Transferred Business.

                  (b) World Heart shall promptly notify Edwards in writing upon receipt by World Heart or any affiliate of World Heart (including Newco or Novacor LLC after the Closing Date) of notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which Edwards may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). Edwards, at its sole expense, shall have the sole authority to represent the interests of Novacor LLC and Newco, as the case may be, with respect to any Tax Matter before any taxing authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and settling audits. Edwards shall keep World Heart fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Edwards shall, in good faith, allow World Heart to make comments to Edwards regarding the conduct of or positions taken with respect to any Tax Matter. World Heart shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of Novacor LLC or Newco for all taxable periods ending after the Closing Date, PROVIDED, HOWEVER, that neither World Heart nor any of its affiliates shall enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period (as defined below) that ends on the Closing Date without the prior written consent of Edwards, which consent shall not be unreasonably withheld. World Heart shall keep Edwards fully and timely informed with respect to the commencement, status and nature of any audit, examination or other claim by a taxing authority with regard to an Overlap Period. World Heart shall, in good faith, allow Edwards to make comments regarding the conduct of or position taken with respect to any audit, examination or other claim by a taxing authority, Tax Return and claim for refund of Taxes, with regard to any Overlap Period. All Tax Returns of or with respect to Novacor LLC for an Overlap Period shall be prepared and filed in a manner consistent with the past practices of Edwards and its affiliates.

                  (c) Edwards shall furnish to World Heart, on or prior to the Closing Date, a non-foreign person affidavit which complies with the requirements of Code section 1445.

                  (d) Neither Edwards nor Novacor LLC shall take any action on or prior to the Closing Date that would cause Novacor LLC to be treated as other than a disregarded entity for U.S. federal, state or local tax purposes.

                  (e) All Tax liabilities with respect to the income, property or operations of Novacor LLC that relate to taxable periods beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") shall be apportioned between Edwards and World Heart as follows: (A) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and
(B) in the case of income, sales and use and withholding Taxes, as determined from the books and records of Novacor LLC as though the taxable year of Novacor LLC terminated at the close of business on the Closing Date; provided, however, that Edwards shall not be liable for any such Taxes incurred on the Closing Date due to any action or inaction of or caused by World Heart, Newco or Novacor LLC after the Closing.

                  SECTION  4.10  FINANCIAL INFORMATION.

                  (a) Newco shall and World Heart shall cause Newco to, retain all of the books and records of Novacor LLC for a period of ten years after the Closing Date or such longer time as may be required by law. After the end of such period, before disposing of such books or records, Newco shall give notice to such effect to Edwards and give Edwards an opportunity to remove and retain all or any part of such books or records as Edwards may select.

                  (b) After the Closing, and for so long as Edwards has any material contingent or other obligation under any of the Contracts or owns any Newco Shares, Newco shall and World Heart shall cause Newco to, provide to Edwards (i) within 90 days after the end of each fiscal year of Newco, any financial statements of Newco prepared for such fiscal year and (ii) within 45 days after the end of each fiscal quarter

(other than the last fiscal quarter of any fiscal year) of Newco, any financial statements of Newco prepared for such fiscal quarter. Edwards shall not disclose such information to any person other than its affiliates, accountants, counsel or representatives or any lessor, mortgagee or prospective purchaser who agrees to keep such information confidential. The confidentiality restrictions of this
Section 4.10(c) shall not apply to information which (x) was or becomes generally available to the public other than as a result of a disclosure by Edwards or (y) was or becomes available to Edwards on a nonconfidential basis from a source other than Newco or its affiliates, accountants, counsel or representatives or any person known by Edwards to be bound by a confidentiality agreement with Newco.

                  (c) Within 60 days of the Closing Date, Edwards shall deliver to World Heart audited balance sheets of Novacor LLC for December 31, 1997, 1998 and 1999 and the related statements of results of operations and statements of cash flows for the periods then ended, including the notes thereto.

                  SECTION 4.11 INSURANCE. Newco shall secure insurance with respect to Novacor LLC's business from the Closing Date covering general liability (including, without limitation, premises liability), products liability and workers compensation in amounts, determined by Newco acting reasonably, customary for the industries in which Novacor LLC operates and satisfactory to meet World Heart's obligations under the Distribution Agreement.

                  SECTION 4.12 PUBLICITY. Edwards, World Heart and Newco agree that, prior to the Closing, no public release or announcement concerning the Transactions shall be issued by any party without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except as such release or announcement may be required by law. Edwards, World Heart and Newco agree that, prior to the Closing, no disclosure (other than a public release or announcement pursuant to the previous sentence) of the terms or provisions of the Transaction Agreements shall be made without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except to representatives, advisors, counsel, and lenders to the parties hereto who acknowledge the confidentiality hereof, and except as required by law.

                  SECTION  4.13  CERTAIN UNDERSTANDINGS.

                  (a) World Heart and Newco have received from Edwards certain projections, forecasts and other forward-looking information relating to Novacor LLC. Each of World Heart and Newco acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) each of World Heart and Newco is familiar with such uncertainties and are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, forecasts and other forward-looking information so furnished to them and (iii) neither World Heart nor Newco shall have any claim against Edwards or its agents with respect thereto. Accordingly, without derogation of any of the representations and warranties of Edwards set forth herein, Edwards makes no representation or warranty with respect to such projections, and other forward-looking information.

                  (b) Each of World Heart and Newco acknowledges that, except as expressly set forth herein, neither Edwards, nor any other person, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Novacor LLC, the Transferred Business or the Transferred Assets, and neither Edwards nor any other person will be subject to any liability to World Heart or Newco or any other person resulting from the distribution to World Heart or Newco, or the use of, any such information. Each of World Heart and Newco acknowledges that, should the Closing occur, Newco will acquire the Transferred Business in an "as is" condition and on a "where is" basis, without any representation or warranty of any kind, express or implied, except such representations and warranties expressly set forth herein and subject to the indemnification obligations set forth in Article VII of this Agreement.

                  (c) Each of World Heart and Newco acknowledges that, except as expressly set forth herein, neither Edwards, nor any other person, has made any representation or warranty, express or implied, as to (i) the physical condition or state of repair of the real property included in the Transferred Assets, the improvements constituting a part thereof or the equipment and fixtures appurtenant thereto, (ii) the gross or net income derived therefrom, (iii) the cost, book value or market value thereof, (iv) the use or potential use thereof, or (v) any other matter affecting, or relating to, such property or the operation or management thereof.

                  SECTION 4.14 REQUIRED NOTICES. (a) Between the date of this Agreement and the Closing Date, Edwards will notify World Heart and Newco of any event of which Edwards obtains knowledge (i) which would reasonably be expected to result in a Business Material Adverse Effect (ii) which, if known as of the date hereof, would have been required under this Agreement to be disclosed to World Heart and Newco or (iii) which constitutes notice from any third person alleging that the consent of such third person is or may be required in connection with the Transactions other than those set forth on Schedule 3.1(e).

                       (b) Between the date of this Agreement and the Closing Date, World Heart and Newco will notify Edwards of any event of which Newco or World Heart obtains knowledge (i) which would reasonably be expected to result in a World Heart Material Adverse Effect, (ii) which, if known as of the date hereof would have been required under this Agreement to have been disclosed to Edwards and (iii) which constitutes notice from any third person alleging that the consent of such third person is
                                       28
or may be required in connection with the transactions contemplated by the Transaction Agreements.

                  SECTION 4.15 PATIENT SERVICE. Newco shall, and World Heart shall cause Newco to, continue to provide service and support to (a) patients of Edwards or Novacor LLC who have Novacor implants as of the date hereof or prior to the Closing Date and (b) those patients who have a Novacor's left ventricle assist device implanted after the Closing Date (each patient referred to as a "Novacor Patient") in each case, in a manner at least as favorable to such individuals, for so long as clinically necessary, as has been provided by Edwards or Novacor LLC prior to the date hereof.

                  SECTION 4.16 POST CLOSING CAPITAL CONTRIBUTION OBLIGATIONS. Until the third anniversary of the Closing, World Heart shall acquire Newco Common Stock and/or junior preferred stock of Newco for cash in such amounts and at such times as necessary so that the sum of the common equity and any such junior preferred equity remains at all times greater than zero under U.S. GAAP.

                  SECTION 4.17 OUTSTANDING CONSENTS. Edwards agrees to use its reasonable commercial efforts to obtain the consents set forth on Schedule 3.1(e) hereto, none of which each of World Heart and Newco acknowledges have been obtained as of the date hereof.

                  SECTION 4.18 GOVERNMENTAL APPROVALS. Edwards agrees to deliver to World Heart prior to the Closing Date, copies of all governmental approvals which Edwards currently has to conduct the Transferred Business, including without limitation, FDA approvals.

                  SECTION 4.19 TRANSFER RESTRICTIONS. So long as Edwards holds Newco Preferred Shares, Edwards shall not sell, transfer or otherwise dispose of any Newco Preferred Shares, except in accordance with one of the following:

                           (a) pursuant to a merger, consolidation or other
business combination of Edwards, where Edwards is not the surviving entity, or a sale of all or substantially all of Edwards's assets; provided, however, that the surviving or purchasing entity agrees in writing to be bound by the terms of this Agreement; or

                           (b) pursuant to a transfer of Newco Preferred Shares,
by Edwards to an affiliate of Edwards, from an affiliate of Edwards to Edwards or between affiliates of Edwards (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such transfer, Edwards or a Permitted Transferee, as the case may be, shall have provided World Heart with written notice of such proposed transfer at least five days prior to consummating such transfer stating the name and the address of the Permitted Transferee and the relationship between the transferring party and the Permitted Transferee and the Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement. If any Permitted Transferee to whom Series A Preferred Stock have been transferred pursuant to this Section
4.19 ceases to be a Permitted Transferee, such Series A Preferred Stock shall be transferred back to the transferor or another Permitted Transferee immediately prior to the time such Person ceases to be a Permitted Transferee. Edwards and any Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

                           (c) Legends on Shares. Edwards agrees that the
certificates representing the Newco Preferred Shares may bear a legend referring to the transfer restrictions of this Section 4.19.

                  SECTION 4.20 SHAREHOLDER APPROVAL. World Heart shall (a) take all actions necessary or prudent to obtain the approval of the Transactions and Transaction Agreements by the requisite vote of the holders of voting shares of World Heart (b) if necessary, acting through its Board of Directors, promptly and duly call, give notice of, convene and hold as soon as practicable a meeting of the holders of voting shares of World Heart for the purpose of voting to approve and adopt the Transaction Agreements and the Transactions and recommend approval and adoption of the Transaction Agreements and the Transactions, by the stockholders of World Heart and include in any public disclosure statement in connection therewith such recommendation and (c) take all reasonable and lawful action to solicit and obtain such approval.

                                    ARTICLE V
                              CONDITIONS PRECEDENT


                  SECTION 5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWCO AND WORLD HEART. The obligation of World Heart to consummate the World Heart Contribution and of Newco to issue the Newco Shares shall be subject to the satisfaction or waiver on the Closing Date of the following conditions precedent:

                  (a) HSR ACT. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting any of the Transactions shall be in effect.

                  (c) CONSENTS. All consents, approvals and waivers from third parties and governmental authorities and other parties set forth on Schedule 3.1(e) or necessary to permit the consummation of the Transactions, shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not reasonably be expected to result in a Edwards Material Adverse Effect.

                  (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Edwards set forth in this Agreement (i) which are qualified by materiality shall be true and correct in all respects or (ii) which are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same effect as though made on and as of the Closing Date and without giving effect to notifications made pursuant to Section 4.14.

                  (e) PERFORMANCE OF OBLIGATIONS OF EDWARDS AND NOVACOR LLC. Edwards and Novacor LLC shall have performed in all material respects their respective obligations under the Transaction Agreements on or prior to the Closing Date.

                  (f) CERTIFICATE. Edwards shall have delivered to World Heart a certificate, dated the Closing Date and signed by a duly authorized executive officer of Edwards, to the effect that the conditions set forth in Sections 5.1(d), (e) and (f) have been satisfied.

                  (g) TRANSACTION AGREEMENTS. Edwards shall have entered into each of the other Transaction Agreements to which it is a party and Edwards and Novacor LLC shall have entered into the Assignment Agreement and the Transactions contemplated thereby shall have been consummated.

                  (h) LEGAL OPINION. Counsel to Edwards (which may be an Edwards employee) shall have delivered a legal opinion as to the matters set forth in Exhibit J hereto, subject to usual qualifications and exceptions.

                  SECTION 5.2 CONDITIONS PRECEDENT TO EDWARDS'S OBLIGATION. The obligation of Edwards to make the Edwards Contribution is subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent:

                  (a) STOCKHOLDER APPROVAL. The Transaction Agreements and the Transactions shall have been approved and adopted by the requisite vote of the holders of outstanding capital stock of World Heart entitled to vote thereon;

                  (b) HSR ACT. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting any of the Transactions shall be in effect.

                  (d) CONSENTS. All consents, approvals and waivers from third parties and governmental authorities and other parties set forth on Schedule 3.2(c) or necessary (i) to permit Edwards to contribute the LLC Interests to Newco and (ii) World Heart to contribute cash to Newco as contemplated hereby shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not reasonably be expected to result in a World Heart Material Adverse Effect.

                  (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Newco and World Heart set forth in this Agreement (i) which are qualified by materiality shall be true and correct in all respects or (ii) which are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (f) PERFORMANCE OF OBLIGATIONS OF NEWCO AND WORLD HEART. Newco and World Heart shall have performed in all material respects their respective obligations under the Transaction Agreements on or prior to the Closing Date.

                  (g) CERTIFICATE. Each of Newco and World Heart shall have delivered to Edwards a certificate, dated the Closing Date and signed by a duly authorized executive officer, (i) to the effect that the conditions set forth in Sections 5.2(d), (e) and (f) have been satisfied and (ii) certifying to and attaching evidence of the insurance obtained in compliance with Section 4.12 hereof.

                  (h) TRANSACTION AGREEMENTS. Newco and World Heart shall have entered into the other Transaction Agreements and the Transactions and the transactions contemplated by the World Heart Preferred Agreement shall be consummated on the Closing Date.

                  (i) LISTING. The World Heart Common shares to be issued upon Edwards's exercise of its rights under the Exchange Agreement shall have been reserved for issuance and approved for listing on The Nasdaq National Market System and The Toronto Stock Exchange, subject to official notice of issuance, the delivery of final documentation and similar customary listing conditions.

                  (j) LEGAL OPINION. Counsel to World Heart (which may be a World Heart employee) shall have delivered an opinion as to the matters set forth in Exhibit K hereto, subject to usual qualifications and exceptions.

                                 ARTICLE VI
                            TERMINATION AND AMENDMENT

                  SECTION 6.1 TERMINATION. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

                  (a) by mutual written consent of Edwards and World Heart;

                  (b) by either Edwards or by World Heart, by written notice to the other, if there has been a material violation or breach of the covenants, agreements, or representations or warranties of World Heart or Newco on the one hand or Edwards on the other (if such representation or warranty is not qualified by materiality) or any violation or breach of such other the representations or warranties of World Heart or Newco on the one hand or Edwards on the other (if so qualified) or if there has been a failure on a scheduled Closing Date of satisfaction of any of the conditions to the obligations of the terminating party or parties which has not been cured within 20 days after written notice thereof by the terminating party to World Heart or Edwards, as the case may be;

                  (c) by either Edwards or World Heart, by written notice to the other, if the Transactions and the transactions contemplated by the World Heart Preferred Agreement have not been consummated by July 31, 2000 (or such later date, as is agreed to by Edwards and World Heart), and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party or parties electing to terminate pursuant to this clause (c); or

                  (d) by either Edwards or World Heart, by written notice to the other, if there shall be any law or regulation that makes consummation of the Transactions or the transactions contemplated by the World Heart Preferred Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Edwards or Newco or World Heart from consummating the Transactions or the transactions contemplated by the World Heart Preferred Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable.

                  SECTION 6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement in accordance with Section 6.1, this Agreement shall forthwith become void and have no effect, except (a) to the extent that such termination results from the material breach by a party hereto of its obligations hereunder (in which case such breaching party shall be liable for all damages allowable at law and any relief available at equity), (b) as otherwise set forth in any written termination agreement and (c) that Sections 4.3(b), 4.12, 6.2, 8.1, 8.2, 8.11 and 8.12 shall survive termination of this Agreement.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

                  SECTION 7.1 SURVIVAL. The representations and warranties contained in or made pursuant to this Agreement shall survive for a period of 12 months after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties contained in Section 3.1(m) of this Agreement shall survive until 60 days after the expiration of the applicable statute of limitations. From and after the Closing, Edwards hereby agrees to indemnify and hold harmless World Heart, Newco, and Novacor LLC, and World Heart hereby agrees to indemnify and hold harmless Edwards, in each case against certain liabilities, in accordance with the terms of this Article VII. The Indemnifying Party (as defined below) shall not be obligated to provide such indemnification with respect to representations and warranties to the Indemnified Party (as defined below) unless the Indemnifying Party shall have received written notice thereof (including a reasonably detailed description of the basis of the claim) within the applicable time period for survival of such representations or warranty, as set forth above.

                  SECTION  7.2  INDEMNIFICATION.

                  (a) Subject to the other provisions of this Article VII, from and after the Closing, Edwards shall indemnify and hold harmless World Heart, Newco and Novacor LLC, and their respective employees, directors and agents (i) from and against any costs or expenses (including, without limitation, reasonable attorneys' fees, and the reasonable out-of-pocket expenses of testifying and preparing for testimony and responding to document and other information requests, whether or not a party to such litigation), judgments, fines, losses, claims (whether or not meritorious) and damages (collectively, "Damages"), as incurred, to the extent they relate to, arise out of or are the result of any breach or alleged breach of any representation, warranty or pre-Closing covenant of Edwards or Novacor LLC, and any post-Closing covenant of Edwards, (ii) for any liabilities arising from actions of Edwards or Novacor LLC prior to Closing which are not disclosed on the Pro Forma Balance Sheet, the Schedules hereto or in the notifications provided under Section 4.14 hereof except those incurred in the ordinary course of business, (iii) any failure by Edwards to obtain consents of third parties to the Transactions required by the Applicable Contracts, or (iv) for any and all Taxes, including, without limitation, transfer, documentary, sales, use, stamp, registration and other similar Taxes, imposed on or with respect to Novacor LLC, the Transferred Assets and the Transferred Business, including, without limitation, as a result of the transaction contemplated by this Agreement, for all Pre-Closing Periods; PROVIDED, HOWEVER, that Edwards shall not be liable for any such Taxes incurred on the Closing Date after the Closing due to any action or inaction of, or caused by, World Heart, Newco or Novacor LLC. For purposes of clarification of the preceding sentence and Section 3.1(g),

"liabilities ... incurred in the ordinary course of business" shall not include liabilities arising from tort claims or claims for breach of contract.

                  (b) Subject to the other provisions of this Article VII, from and after the Closing, World Heart shall indemnify and hold harmless Edwards and Novacor LLC and Newco and their respective employees, directors and agents from and against any Damages, as incurred, to the extent they relate to, arise out of or are the result of (i) any breach or alleged breach of any representation, warranty or covenant of World Heart or Newco (ii) any action or inaction on the part of World Heart or Newco (or Novacor LLC post-Closing) relating to a Novacor Patient.

                  SECTION 7.3 INDEMNIFICATION AMOUNTS. Except for any indemnification with respect to Taxes, notwithstanding any provision to the contrary contained in this Agreement, Edwards shall not be obligated to indemnify World Heart or Newco or Novacor LLC and World Heart and Newco shall not be obligated to indemnify Edwards, in each case for any Damages with respect to the matters set forth in Section 7.2(a) and (b) hereof (i) unless and until the amount of all such respective Damages shall equal $250,000 in the aggregate, and then only to the extent of such excess or (ii) to the extent such Damages exceed $10 million.

                  SECTION 7.4 CLAIMS. (a) If an indemnified party (an "Indemnified Party") intends to seek indemnification pursuant to this Article VII, such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party"), in writing, of such claim describing such claim in reasonable detail, PROVIDED, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby, subject, however, to the time periods specified in Section 7.1 hereof. Except for claims with respect to Taxes, which shall be governed by Section 4.9(a), (i) in the event that such claim involves a claim by a third party against an Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, PROVIDED, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and PROVIDED FURTHER, that the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

                  (b) Edwards, Novacor LLC, Newco and World Heart shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                  SECTION 7.5 EXCLUSIVE REMEDY. Absent fraud, the indemnification provisions of this Article VII shall be the exclusive remedy following the Closing for any breaches or alleged breaches of any representation or warranty contained in the Transaction Agreements. Neither party shall have the right to set-off against any payments to be made by such party pursuant to this Agreement or the other Transaction Agreements or otherwise. Each of the parties hereto agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its direct or indirect partners or securityholders in respect of any breaches or alleged breaches of any representation or warranty except pursuant to the express provisions of this
Article VII. The parties hereby agree that no party has made any representations or warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement or the other Transaction Agreements.

                  SECTION 7.6 DUPLICATION. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement; PROVIDED, HOWEVER, that subject to there being no duplication of recovery, the Indemnified Party shall be entitled to recover to the maximum extent provided in this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1 GOVERNING LAW. This agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

                  SECTION 8.2 JURISDICTION AND CONSENT TO SERVICE. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of New York; (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of the Transaction Agreements; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court and waive any defense of forum non conveniens; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in the same manner in which notices may be given pursuant to Section 8.3 of this Agreement.

                  SECTION 8.3 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.3 (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 8.3 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

          (a)  if to World Heart, to

                          World Heart Corporation
                          1 Laser Street
                          Nepean, Ontario
                          K2E 7V1
                          Attn:  Chief Financial Officer
                          Fax:  (613) 226-4744

                          with a copy (which shall not constitute notice) to:

                          McCarthy Tetrault
                          The Chambers
                          1400-40 Elgin Street
                          Ottawa, Ontario K1P 5K6
                          Attn:  Robert D. Chapman
                          Fax:  (613) 563-9386

          (b)  if to Edwards, to

                          Edwards Lifesciences LLC
                          One Edwards Way

                          Irvine, California  92614
                          Attn:  Associate General Counsel
                          Fax:  (949) 250-2525

                          with a copy (which shall not constitute notice) to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          300 South Grand Avenue, Suite 3400
                          Los Angeles, California 90071
                          Attention: Joseph J. Giunta, Esq.
                          Fax: (213) 687-5600


                  SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents, table of definitions and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  SECTION 8.5 SEVERABILITY. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; PROVIDED, HOWEVER, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  SECTION 8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the other Transaction Agreements, including all exhibits hereto and thereto and the Confidentiality Agreement,

                  (a) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof; and

                  (b) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns and are not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this Section 8.7.

                  SECTION 8.8 FURTHER ASSURANCES. Each party hereto shall do all such further acts and execute, acknowledge, deliver and file all such further instruments and documents as may be necessary or desirable to give effect to and carry out the transactions contemplated by this Agreement.

                  SECTION 8.9 AMENDMENTS AND MODIFICATIONS; WAIVERS AND EXTENSIONS.

                  (a) No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                  (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; PROVIDED that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  SECTION 8.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that any party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

                  SECTION 8.11 EQUITABLE REMEDIES. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 8.12 EXPENSES. Except as otherwise provided in this Agreement, whether or not the Closing takes place, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representations, counsel and accountants; PROVIDED, HOWEVER, that each of Edwards and World Heart shall pay one-half of the costs incurred by Edwards in connection with the preparation of the financial statements, pursuant to Section 4.10(c); and PROVIDED, FURTHER that the prevailing party in any legal action brought by one party against the other party and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of Edwards and World Heart, all as of the date first written above.


                                         EDWARDS LIFESCIENCES LLC

                                         By: /s/ Michael A. Mussallem
                                            ----------------------------------
                                            Name: Michael A. Mussallem
                                            Title: President


                                         EDWARDS NOVACOR LLC

                                         By: /s/ Michael A. Mussallem
                                            -----------------------------------
                                            Name: Michael A. Mussallem
                                            Title: President


                                         WORLD HEART CORPORATION

                                         By: /s/ Roderick Bryden
                                            ----------------------------------
                                            Name: Roderick Bryden
                                            Title: President and CEO


                                         By: /s/ Dr. Tofy Mussivana
                                            ----------------------------------
                                            Name: Dr. Tofy Mussivana
                                            Title: President and CEO


                                         VALENTINE ACQUISITION CORP.

                                         By: /s/ Roderick Bryden
                                            ----------------------------------
                                            Name: Roderick Bryden
                                            Title: President and CEO

                                         By: /s/ Ian Malone
                                            ----------------------------------
                                            Name: Ian Malone
                                            Title: Vice President